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                                                                     Exhibit 5


             (SIMPSON THACHER & BARTLETT LETTERHEAD APPEARS HERE)
                     December 15, 1999

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701


Ladies and Gentlemen:

          We have acted as counsel to Hovnanian Enterprises, Inc. a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,500,000 shares of the Class A Common Stock, par value $.01 per share, of the Company (the "Shares"), in connection with the 1999 Hovnanian Enterprises Inc. Stock Incentive Plan (the "Plan").

          We have examined a copy of the Plan, the Registration Statement (including the exhibits thereto) and the related Prospectus (the "Prospectus"). In addition, we have examined, and have relied as to matters of fact upon, the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of such latter documents.

          We are of the opinion that when appropriate action has been taken by the Compensation Committee of the Board of Directors of the Company and when such Shares have been awarded to participants in the Plan ("Participants"), or issued upon exercise of options granted to Participants, in each case in accordance with the provisions of the Plan, any Shares to be so awarded or issued to such Participants will be validly issued, fully paid and nonassessable.





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          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                             Very truly yours,

                                            /s/ Simpson Thacher & Bartlett
                                                Simpson Thacher & Bartlett





































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